Exhibit 99.1
MARTIN MIDSTREAM PARTNERS ANNOUNCES QUARTERLY DISTRIBUTION
OF $0.75 PER UNIT TO BE PAID ON MAY 14, 2010
     KILGORE, Texas, Apr 27, 2010 (GlobeNewswire via COMTEX News Network) — Martin Midstream Partners L.P. (Nasdaq:MMLP) announced today that it has declared a quarterly cash distribution of $0.75 per unit for the quarter ended March 31, 2010. This quarterly distribution remains unchanged from the distribution paid in the prior quarter and the same quarter of 2009. The distribution is payable on May 14, 2010 to common unitholders of record as of the close of business on May 7, 2010. The ex-dividend date for the cash distribution is May 5, 2010. The May distribution is based on the current operating performance of, and the current general economic, industry and market conditions impacting, MMLP and reflects an annualized distribution rate of $3.00 per unit.
About Martin Midstream Partners
     Martin Midstream Partners is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership’s primary business lines include: terminalling and storage services for petroleum products and by-products; natural gas gathering and processing and NGL distribution services; sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and marine transportation services for petroleum products and by-products.
Forward-Looking Statements
     Statements about Martin Midstream Partners’ outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside its control, which could cause actual results to differ materially from such statements. While MMLP believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in MMLP’s annual and quarterly reports filed from time to time with the Securities and Exchange Commission. Martin Midstream Partners disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.
Additional information concerning Martin Midstream is available on its website at www.martinmidstream.com, or
Joe McCreery,
Vice President — Finance & Head of Investor Relations
Martin Midstream Partners L.P.
Phone: (903) 812-7989
joe.mccreery@martinmlp.com